Exhibit 99.1

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

FOR IMMEDIATE RELEASE

Point Blank Solutions Appoints Jennifer Coberly as General Counsel

Pompano Beach, FL, April 11, 2008 – Point Blank Solutions, Inc. (OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, announced today the appointment of Jennifer Coberly as General Counsel.

“I would like to welcome Jennifer to the Point Blank Solutions family,” stated Larry Ellis, President and CEO. “Ms. Coberly’s addition to our organization will be a great asset, not only in legal and regulatory matters, but in corporate finance and business development given her vast expertise. Jennifer has a strong track record in both U.S. and international business and commerce, and we fully intend to leverage her expertise as we bring closure to many of the legacy issues and embark on the next phase of our corporate expansion.”

As Point Blank Solutions’ General Counsel, Ms. Coberly will oversee the Company’s legal affairs, including regulatory and corporate compliance activities, and will be working with the Company’s various legal advisors in litigation matters. She will also support Point Blank’s operational and financial teams, reporting directly to Larry Ellis.

Ms. Coberly has more than 15 years of legal experience, and has handled litigation involving SEC compliance, corporate dealings and governance, and commercial ventures. Before joining Point Blank Solutions, she most recently served as Partner at the Miami office of Zuckerman Spaeder LLP, a nationally focused, complex litigation practice based in Washington, D.C. Ms. Coberly focused on civil litigation matters, especially elaborate commercial litigation and class actions. She has significant experience in the areas of international litigation, securities litigation, employment and labor litigation, environmental and land use law, and health law, and has represented global clients across a wide industry spectrum. Prior to Zuckerman, Jennifer supported administrative and general litigation activities at Graves, Dougherty, Hearon & Moody, a full-service law firm in Austin, Texas.

Ms. Coberly is a member of the Florida, Texas and American Bar, Associations. She is currently serving her fourth term on the Florida Bar Board of Governors and is chair of the Board Review Committee on Professional Ethics. In 1998, she served as president of the Florida Association for Women Lawyers (FAWL). She was honored by the Dade County Chapter of FAWL for outstanding achievement, and by the University of Miami Law Women with the “Women Who Make A Difference” award. Each year since 2001, Ms. Coberly has been recognized as one of Florida’s “Legal Elite” by Florida Trend magazine. She has been actively involved in a number of community organizations, including the University of Miami Citizens Board; PACE School for Girls—Dade County Chapter; Lawyers for Children-America; and Girls Advocacy Project of the Dade County Juvenile Detention Center.

Jennifer holds a Bachelor of Arts degree “Summa Cum Laude” from Florida State University and a Juris Doctor degree from Yale Law School.

“Point Blank Solutions has overcome a great deal over the past few years and I believe in the Company’s future. This management team has built a strong platform to expand both domestically and internationally and the legal function will be critical. I am very excited to have the opportunity to work with such a talented group of professionals, as well as the Company’s Board of Directors and outside advisors, and look forward to getting down to the matters at hand,” Ms. Coberly added.

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ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) DE-LISTING FROM THE AMERICAN STOCK EXCHANGE, (3) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (4) ADDITIONAL FINANCING REQUIREMENTS, (5) DEVELOPMENT OF NEW PRODUCTS, (6) GOVERNMENT APPROVAL PROCESSES, INCLUDING APPROVAL OF THE SETTLEMENT BY THE COURT, (7) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (8) TECHNOLOGICAL CHANGES, (9) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (10) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (11) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (12) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN “RISK FACTORS” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

Media and Investor Relations Contact:

Glenn Wiener

Tel: 212-786-6013

Email: IR@PBSINC.com

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